UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2025

Vitesse Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41546	88-3617511
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5619 DTC Parkway, Suite 700 Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip code)

(720) 361-2500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2, below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	VTS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 7, 2025 and in connection with the completion of the Arrangement (as defined below), Vitesse Energy, Inc., a Delaware corporation (“Vitesse”), entered into a limited consent and fourth amendment (the “Credit Agreement Amendment”) to its Second Amended and Restated Credit Agreement, dated as of January 13, 2023, among Vitesse, as borrower, the guarantors party thereto, Wells Fargo Bank, N.A., as administrative agent, and the lenders party thereto (as amended, supplemented or otherwise modified prior to the date thereof and as further amended by the Credit Agreement Amendment, the “Credit Agreement”).

The Credit Agreement Amendment, among other things, (i) provided consent for Vitesse to consummate the Lucero Transactions (as defined therein and described below), subject to certain conditions described therein, (ii) added PetroShale (US), Inc., a Delaware corporation, as a “Credit Party,” “Guarantor” and “Grantor” (as each of those terms is defined in the Credit Agreement) under the Credit Agreement and the other loan documents, as applicable, (iii) increased the borrowing base from $245 million to $315 million as Vitesse’s semi-annual borrowing base redetermination and (iv) increased the elected commitment amount from $235 million to $250 million.

The foregoing summary of the Credit Agreement Amendment does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Credit Agreement Amendment, which is included as Exhibit 10.1 and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On March 7, 2025, Vitesse completed the previously announced transaction with Lucero Energy Corp., a corporation existing under the laws of the Province of Alberta, Canada (“Lucero”), pursuant to the Arrangement Agreement, dated December 15, 2024 (the “Arrangement Agreement”), between Vitesse and Lucero, whereby Vitesse acquired all of the issued and outstanding Lucero common shares (each, a “Lucero Share”) and Lucero became a wholly-owned subsidiary of Vitesse.

Lucero is an energy company focused on the acquisition, development, and production of oil-weighted assets in the Bakken and Three Forks formations in the Williston Basin area of North Dakota. Lucero’s strategy focuses on acquiring and developing leases in the most prolific areas of the Williston Basin where the resources and stacked pay zones are highly prospective. A description of Lucero is included in the Definitive Proxy Statement (the “Proxy Statement”) filed by Vitesse with the U.S. Securities and Exchange Commission (the “SEC”) on January 31, 2025.

Pursuant to the Arrangement Agreement and effected by way of a plan of arrangement under the Business Corporations Act (Alberta) (the “Plan of Arrangement”), Vitesse and Lucero effected an arrangement (the “Arrangement”), whereby at the effective time of the Arrangement (the “Effective Time”), each Lucero Share issued and outstanding as of immediately prior to the Effective Time (other than Lucero Shares with respect to which dissenters’ rights were validly exercised and not validly withdrawn) was converted into the right to receive 0.01239 of a share of common stock, par value $0.01 per share, of Vitesse (“Vitesse Common Stock”), as may be adjusted pursuant to the Plan of Arrangement. In addition, each Company Share Award (as defined in the Arrangement Agreement) that was outstanding immediately prior to the Effective Time became fully vested and the holder thereof received from Lucero, immediately prior to the Effective Time, a number of Lucero Shares (the value of which was net of applicable withholding obligations) calculated in accordance with the terms and as described in Section 2.2(b) of the Arrangement Agreement.

Following the completion of the Arrangement, the number of outstanding shares of the Vitesse Common Stock increased by 8,169,368 shares to 38,578,409 outstanding shares of Vitesse Common Stock, and, accordingly, persons who were shareholders of Lucero immediately prior to the Effective Time owned (or have the right to acquire) approximately 20% of the outstanding shares of Vitesse Common Stock and persons who were stockholders of Vitesse immediately prior to the Effective Time owned approximately 80% of the outstanding shares of Vitesse Common Stock, in each case on a fully diluted basis.

The foregoing summary of the Arrangement Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Arrangement Agreement, which is included as Exhibit 2.1 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 3.02	Unregistered Sales of Equity Securities.

Effective as of the Effective Time, 8,169,368 shares of Vitesse Common Stock were authorized to be distributed to shareholders of Lucero entitled to receive such shares pursuant to the Arrangement Agreement. The securities are being issued pursuant to the Arrangement Agreement in reliance upon Section 3(a)(10) of the Securities Act of 1933, as amended (the “Securities Act”), which exempts from the registration requirements under the Securities Act any securities that are issued in exchange for one or more bona fide outstanding securities where the terms and conditions of such issuance and exchange are approved, after a hearing upon the fairness of such terms and conditions at which all persons to whom it is proposed to issue securities in such exchange shall have the right to appear, by any court expressly authorized by law to grant such approval.

Item 5.02	Appointment of Directors.

As contemplated by the Arrangement Agreement, as of the Effective Time, the Board of Directors of Vitesse (the “Board”) approved an increase in the size of the Board from seven to nine directors and appointed M. Bruce Chernoff and Gary D. Reaves.

Mr. Chernoff has served as President and as a director of Caribou Capital Corp., a private investment company, since 1999. He has also served as a director of Maxim Power Corp., an independent power producer, since March 2005 and as a director of Lucero from August 2012 until its acquisition by Vitesse at the Effective Time. Mr. Chernoff received a B.Sc. in Chemical Engineering from Queen’s University.

Mr. Reaves is a Managing Partner at First Reserve, a leading global private equity firm investing across energy, utility, and industrial markets, which he joined in 2006. Mr. Reaves served as a director of Lucero from May 2020 until its acquisition by Vitesse at the Effective Time. He also served as a director of Crestwood Equity Partners LP from January 2019 through March 2021 and again from September 2022 until its merger with Energy Transfer LP in November 2023. In addition, Mr. Reaves serves as a director of numerous other private companies associated with his role at First Reserve. Prior to joining First Reserve, Mr. Reaves held roles in the Global Energy Group at UBS Investment Bank and Howard Frazier Barker Elliott, Inc. Mr. Reaves received a B.B.A. from the University of Texas.

Mr. Chernoff and Mr. Reaves are not related to any existing officer or director of Vitesse, or each other. There are no transactions or relationships between or among each of Mr. Chernoff and Mr. Reaves and Vitesse that would be required to be reported under Item 404(a) of Regulation S-K.

The Board considered the independence of each of Mr. Chernoff and Mr. Reaves, reviewed the independence standards of the New York Stock Exchange and the rules and regulations of the SEC, and has determined that each of Mr. Chernoff and Mr. Reaves is independent.

Mr. Chernoff will receive the standard compensation for service at the same level as other non-employee directors of Vitesse. Mr. Reaves will not receive any additional compensation for his service as a director.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements.

The financial statements of Lucero, as of December 31, 2023 and December 31, 2022 and for each of the fiscal years in the three years ended December 31, 2023 were previously filed as part of the Proxy Statement, and pursuant to General Instruction B.3 of Form 8-K, are not required to be filed herewith.

The unaudited financial statements of Lucero, as of September 30, 2024 and for the three and nine months ended September 30, 2024 and 2023 were previously filed as part of the Proxy Statement, and pursuant to General Instruction B.3 of Form 8-K, are not required to be filed herewith.

(b)	Pro Forma Financial Information.

The unaudited pro forma financial information of Vitesse for the year ended December 31, 2023 and the nine months ended September 30, 2024 was previously filed as part of the Proxy Statement, and pursuant to General Instruction B.3 of Form 8-K, are not required to be filed herewith.

(d)

Exhibit Number	Description
2.1*	Arrangement Agreement, dated as of December 15, 2024, by and among Vitesse Energy, Inc. and Lucero Energy Corp. (incorporated by reference to Exhibit 2.1 to Vitesse Energy, Inc.’s Current Report on Form 8-K filed on December 19, 2024).

10.1*	Limited Consent and Fourth Amendment to Second Amended and Restated Credit Agreement, dated as of March 7, 2025, among Vitesse Energy, Inc., as borrower, the guarantors party thereto, Wells Fargo Bank, N.A., as administrative agent, and the lenders party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Vitesse agrees to furnish a supplemental copy of any omitted schedule or attachment to the SEC upon request.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 11, 2025

Vitesse Energy, Inc.

/s/ James P. Henderson
James P. Henderson
Chief Financial Officer